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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 7 to the Registration Statement on Form S-1 of our report dated August 11, 2004, except for Note 12, as to which the date is August 26, 2004, and for the first paragraph of Note 15, as to which the date is November 23, 2004, relating to the financial statements of Advance America, Cash Advance Centers, Inc., as of December 31, 2003 and 2002 and for each of the three years ended December 31, 2003, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Spartanburg, SC
December 10, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM